Exhibit 99.1

@NFX is periodically published to keep shareholders aware of current operating activities at Newfield. It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

September 25, 2007

Taking advantage of recent moves in natural gas futures, Newfield has added additional hedges since its last update in early August. Newfield added fixed positions for April 2008 - October 2008 of 60 MMcf/d at an average of $7.76 per Mcf. Nearly 60% of the Company’s expected production for this period is now hedged. In addition, Newfield began to hedge gas volumes for the winter of 2008-09. Newfield recently added costless collars for November 2008 - March 2009 of 50 MMcf/d with a floor of $8.00 per Mcf and a ceiling of $10.18 per Mcf. Approximately 10% of the Company’s expected production for this period is now hedged. A complete hedging position update can be found below.

NATURAL GAS HEDGE POSITIONS

The following hedge positions for the third quarter of 2007 and beyond are as of September 24, 2007:

Third Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
25,500 MMMBtus	$8.87	—	—	—	—
15,350 MMMBtus	—	—	$6.86 — $8.80	$6.50 — $8.00	$8.23 — $10.15

Fourth Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
13,282 MMMBtus	$8.97	—	—	—	—
20,166 MMMBtus	—	—	$7.71 — $10.51	$6.50 — $8.00	$8.23 — $12.40

First Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
7,301 MMMBtus	$9.05	—	—	—	—
23,061 MMMBtus	—	—	$7.98 — $11.02	$6.98 — $8.00	$10.00 — $12.40

Second Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
18,676 MMMBtus	$7.93	—	—	—	—
5,715 MMMBtus	—	—	$7.64 — $9.34	$7.00 — $8.00	$9.00 — $9.70

Third Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
18,882 MMMBtus	$7.94	—	—	—	—
5,760 MMMBtus	—	—	$7.64 — $9.34	$7.00 — $8.00	$9.00 — $9.70

Fourth Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
6,045 MMMBtus	$8.03	—	—	—	—
4,985 MMMBtus	—	—	$7.86 — $9.87	$7.00 — $8.00	$9.00 — $10.25

First Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
4,500 MMMBtus	—	—	$8.00 — $10.20	$8.00	$10.15 — $10.25

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX gas prices, net of premiums paid for these contracts (in millions).

	Gas Prices
	$5.00	$6.00	$7.00	$8.00	$9.00
2007
3rd Quarter	$127	$86	$50	$22	$(9)
4th Quarter	$107	$74	$42	$13	$(2)
Total 2007	$234	$160	$92	$35	$(11)

2008
1st Quarter	$98	$68	$38	$7	$—
2nd Quarter	$70	$45	$21	$(1)	$(20)
3rd Quarter	$71	$46	$22	$(1)	$(20)
4th Quarter	$32	$22	$10	$—	$(5)
Total 2008	$271	$181	$91	$5	$(45)
2009
1st Quarter	$14	$9	$5	$—	$—

In conjunction with our recent acquisition of properties in the Rocky Mountains, we hedged basis associated with 50% of the proved producing fields from August 2007 through full-year 2012. The weighted average hedged differential during this period was $(1.18) per Mcf.

Approximately 35% of our natural gas production correlates to Houston Ship Channel, 25% to Panhandle Eastern Pipeline, 15% to CenterPoint/East, 8% to Sonat; 6% to Colorado Interstate, 6% to Columbia Gulf and 5% to others.

CRUDE OIL HEDGE POSITIONS

The following hedge positions for the third quarter of 2007 and beyond are as of September 24, 2007:

Third Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
122,000 Bbls	$63.40	—	—	—	—
152,000 Bbls	—	—	$55.46 — $80.40	$50.00 — $60.00	$77.10 — $83.25
888,000 Bbls**	—	—	$37.10 — $55.31	$32.00 — $60.00	$44.70 — $82.00

Fourth Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
122,000 Bbls	$63.40	—	—	—	—
152,000 Bbls	—	—	$55.46 — $80.40	$50.00 — $60.00	$77.10 — $83.25
888,000 Bbls**	—	—	$37.10 — $55.31	$32.00 — $60.00	$44.70 — $82.00

First Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Second Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Third Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Fourth Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

First Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
810,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Second Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Third Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Fourth Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

First Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
900,000 Bbls**	—	—	$34.90 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Second Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
909,000 Bbls**	—	—	$34.90 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Third Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
918,000 Bbls**	—	—	$34.91 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Fourth Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
918,000 Bbls**	—	—	$34.91 — $51.52	$32.00 — $38.00	$50.00 — $53.50

**These 3-way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per barrel as per the table above until the price drops below a weighted average price of $27.81 per barrel. Below $27.81 per barrel, these contracts effectively result in realized prices that are on average $6.47 per barrel higher than the cash price that otherwise would have been realized.

The following table details the expected impact to pre-tax income from the settlement of our derivative contracts, outlined above, at various NYMEX oil prices, net of premiums paid for these contracts (in millions).

	Oil Prices
	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
2007
3rd Quarter	$3	$1	$(1)	$(3)	$(5)	$(7)
4th Quarter	$3	$1	$(1)	$(3)	$(5)	$(7)
Total 2007	$6	$2	$(2)	$(6)	$(10)	$(14)

2008	$(2)	$(7)	$(13)	$(20)	$(26)	$(33)

2009	$(1)	$(6)	$(12)	$(19)	$(25)	$(32)

2010	$—	$(4)	$(9)	$(17)	$(24)	$(31)

We provide information regarding our outstanding hedging positions in our annual and quarterly reports filed with the SEC and in our electronic publication -- @NFX. This publication can be found on Newfield’s web page at http://www.newfield.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy of growing reserves through the drilling of a balanced risk/reward portfolio and select acquisitions. Newfield's domestic areas of operation include the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins of the Mid-Continent, the Rocky Mountains and the Gulf of Mexico. The Company has international operations in Malaysia, the U.K. North Sea and China.